Exhibit 99.1

First Data Reports Fourth Quarter and Full-Year 2011 Financial Results

•	Fourth quarter 2011 consolidated revenue of $2.7 billion, down 2%; adjusted revenue of $1.7 billion, up 3%

•	Fourth quarter net loss attributable to First Data improved $110 million; adjusted EBITDA up 16%

•	Generated $1.1 billion in operating cash flow for 2011 and ended the quarter with $1.7 billion in unrestricted liquidity

ATLANTA, Feb. 1, 2012 – First Data Corporation today reported its financial results for the fourth quarter ended Dec. 31, 2011. Consolidated revenue for the fourth quarter was $2.69 billion, down $43 million or 2%, compared to a year ago on a $115 million decline in debit network fees. These fees are passed directly to customers and therefore did not impact operating income. Adjusted revenue, which excludes certain items including debit network fees, increased $47 million, or 3% year-over-year to $1.73 billion.

For the fourth quarter, the net loss attributable to First Data was $69 million, compared to a loss of $179 million a year ago. The change was largely driven by a $171 million improvement in operating income. Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) was $655 million, up $91 million, or 16%, compared to $564 million in the fourth quarter of 2010, driven by revenue growth in Retail and Alliance Services and cost reductions across the business.

Consolidated revenue for the full year 2011 was $10.71 billion up 3% due to revenue growth in the global merchant acquiring business and higher pass-through debit network fees. Full-year adjusted revenue increased 2% to $6.59 billion. The full-year net loss attributable to First Data was $516 million, a year-over-year improvement of $506 million. For 2011, adjusted EBITDA was $2.25 billion, up $221 million, or 11%, compared to $2.03 billion in 2010.

First Data generated $1.12 billion in operating cash flow, after interest payments of $1.44 billion, for the full year and finished the quarter with $1.72 billion in unrestricted liquidity—$255 million in cash available for corporate use plus $1.47 billion under the revolving credit facility.

“Despite a challenging economic environment, we grew adjusted EBITDA 11% for the full year of 2011 through a combination of top-line growth and expense reductions,” said Chief Executive Officer Jonathan J. Judge. “Our commitment to bringing innovative products to market and serving our customers positions us well to take advantage of the dynamic changes in the payments industry.”

Segment Results

Retail and Alliance Services segment revenue for the fourth quarter was $926 million, up $53 million, or 6%, compared to $873 million in 2010. Core merchant revenue was up 9% driven by lower debit interchange rates and new processing revenue from the Bank of America Merchant Services alliance. Transaction growth was 3%, credit mix was stable at 72% and regional average ticket was $69, or flat compared to a year ago. Product revenue was also flat as growth in prepaid was offset by declining check-processing as consumers migrate from checks to electronic payments. Segment EBITDA was $416 million, up $43 million, or 12%, compared to 2010 driven primarily by revenue growth. Margin for the fourth quarter improved to 45%. During the quarter, Retail and Alliance Services added six new independent sales organizations, five bank referral agreements, and three new revenue sharing agreements.

Full-year Retail and Alliance Services segment revenue was $3.4 billion, up $67 million, or 2%, compared to $3.3 billion in 2010. Revenue was driven by 6% transaction growth, lower debit interchange rates and new processing revenue from the Bank of America Merchant Services alliance. Growth in prepaid and point of sale equipment was offset by declines in check processing. During the year, Retail and Alliance Services added 32 new independent sales organizations, 39 bank referral agreements and six new revenue sharing agreements. For 2011, segment EBITDA was $1.4 billion, up $85 million or 6%, compared to $1.3 billion in 2010. Margin improved to 42%.

Financial Services segment revenue for the fourth quarter was $354 million, down $4 million, or 1%, compared to $358 million in the same quarter of 2010, as new business and volume growth were offset by lost business, expected levels of price compression, and a prior-year contract termination fee. Active card accounts on file were up 4% compared to the prior year. Debit issuer transactions were up 6%. Segment EBITDA was $158 million, up $17 million, or 12%, compared to $141 million in 2010. Expenses declined by $22 million compared to a year ago driven primarily by lower technology and operations costs. Margin for the fourth quarter improved to 45%. During the quarter, Financial Services renewed more than 400 contracts with financial institutions.

Full-year Financial Services segment revenue was $1.4 billion, down $30 million, or 2%, compared to 2010. New business and volume growth were more than offset by lost business, price compression and lower contract termination fees. Segment EBITDA for 2011 was $593 million, up $40 million, or 7%, compared to $553 million in 2010, due primarily to lower technology and operations costs. Margin improved to 43%. During the year, Financial Services renewed more than 1,400 contracts with financial institutions.

International segment revenue for the fourth quarter was $441 million, up $1 million, or essentially flat, compared to $440 million in the prior year. On a constant currency basis, segment revenue was up 2%. Merchant acquiring revenue, on a constant currency basis, grew 3% on higher transaction volumes, partially offset by lower revenue resulting from changes that were made in the company’s product mix in order to improve margins. Issuing revenue, on a constant currency basis, grew 1% as pricing increases in Asia, volume growth in Latin America and a contract termination fee in Europe were offset by lost business and product mix shifts away from lower margin revenue. Segment EBITDA was $131 million, up $35 million, or 36%, compared to $96 million in 2010 due to cost reductions and the revenue items mentioned above. Margin improved to 30%. Foreign currency exchange rates had a negligible impact on EBITDA.

Full-year International segment revenue was $1.8 billion, up $140 million or 9%, compared to 2010. Segment revenue on a constant currency basis was up 4%. Segment EBITDA was $454 million, up $125 million, or 38%, compared to $330 million for 2010. Margin improved to 26%. Segment EBITDA benefitted from revenue flow through, cost reductions and favorable foreign currency exchange rates.

Non-GAAP Measures

In certain circumstances, results have been presented that are non-GAAP (generally accepted accounting principles) measures and should be viewed in addition to, and not in lieu of, the company’s reported results. Reconciliations to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the company’s website at investor.firstdata.com.

Investor Conference Call

The company will host an investor conference call and webcast on Wednesday, Feb. 1, 2012 at 10 a.m. ET to review fourth quarter 2011 financial results. First Data Chief Financial Officer Ray Winborne will lead the call and will be joined by Chief Executive Officer Jonathan J. Judge.

The call will be webcast on the “Investor Relations” section of the First Data website at investor.firstdata.com and a slide presentation will accompany the call.

To listen to the call via teleconference, dial 800-561-2693 (U.S.) or 617-614-3523 (outside the U.S.), pass code 83799682.

A replay of the call will be available through Feb. 15, 2012, at 888-286-8010 (U.S.) or 617-801-6888 (outside the U.S.), pass code 55165552, and via webcast at investor.firstdata.com.

Please note: All statements made by First Data officers on this call are the property of First Data and subject to copyright protection. Other than the replay, First Data has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

Around the world, every second of every day, First Data makes payment transactions secure, fast and easy for merchants, financial institutions and their customers. First Data leverages its vast product portfolio and expertise to drive customer revenue and profitability. Whether the choice of payment is by debit or credit card, gift card, check or mobile phone, online or at the checkout counter, First Data takes every opportunity to go beyond the transaction.

Contact:

Chip Swearngan

Senior Vice President, Communications and Investor Relations

First Data

404-890-3000

chip.swearngan@firstdata.com

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions)

	Three months ended December 31,
	2011	2010	Change
Revenues:
Transaction and processing service fees (a):
Merchant related services	$994.4	$928.5	7%
Check services	85.8	93.6	-8%
Card services	439.9	439.5	0%
Other services	149.2	145.2	3%
Product sales and other	210.1	201.7	4%
Reimbursable debit network fees, postage and other	808.4	922.0	-12%

	2,687.8	2,730.5	-2%

Expenses:
Cost of services (exclusive of items shown below)	706.7	772.0	-8%
Cost of products sold	93.9	101.5	-7%
Selling, general and administrative	435.7	400.0	9%
Reimbursable debit network fees, postage and other	808.4	922.0	-12%
Depreciation and amortization	309.7	361.0	-14%
Other operating expenses:
Restructuring, net	3.6	3.3	NM
Impairments	—	11.5	NM

	2,358.0	2,571.3	-8%

Operating profit	329.8	159.2	107%

Interest income	2.5	2.3	9%
Interest expense	(461.8)	(441.0)	5%
Other income (expense) (b)	56.4	3.4	NM

	(402.9)	(435.3)	-7%

Loss before income taxes and equity earnings in affiliates	(73.1)	(276.1)	-74%

Income tax benefit	(15.1)	(115.6)	-87%
Equity earnings in affiliates (a)	44.4	30.6	45%

Net loss	(13.6)	(129.9)	-90%
Less: Net income attributable to noncontrolling interests	55.7	49.3	13%

Net loss attributable to First Data Corporation	$(69.3)	$(179.2)	-61%

(See accompanying notes)

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions)

	Twelve months ended December 31,
	2011	2010	Change
Revenues:
Transaction and processing service fees (a):
Merchant related services	$3,692.8	$3,521.3	5%
Check services	338.2	378.8	-11%
Card services	1,750.6	1,735.8	1%
Other services	548.4	545.6	1%
Product sales and other	852.1	809.3	5%
Reimbursable debit network fees, postage and other	3,531.5	3,389.6	4%

	10,713.6	10,380.4	3%

Expenses:
Cost of services (exclusive of items shown below)	2,888.4	3,023.3	-4%
Cost of products sold	369.6	375.2	-1%
Selling, general and administrative	1,693.7	1,579.7	7%
Reimbursable debit network fees, postage and other	3,531.5	3,389.6	4%
Depreciation and amortization	1,245.0	1,414.4	-12%
Other operating expenses:
Restructuring, net	46.4	72.0	NM
Impairments	—	11.5	NM
Litigation and regulatory settlements	(2.5)	(2.0)	NM

	9,772.1	9,863.7	-1%

Operating profit	941.5	516.7	82%

Interest income	7.9	7.8	1%
Interest expense	(1,833.1)	(1,796.6)	2%
Other income (expense) (b)	124.1	(15.9)	NM

	(1,701.1)	(1,804.7)	-6%

Loss before income taxes and equity earnings in affiliates	(759.6)	(1,288.0)	-41%

Income tax benefit	(270.1)	(323.8)	-17%
Equity earnings in affiliates (a)	153.4	117.3	31%

Net loss	(336.1)	(846.9)	-60%
Less: Net income attributable to noncontrolling interests	180.0	174.9	3%

Net loss attributable to First Data Corporation	$(516.1)	$(1,021.8)	-49%

(See accompanying notes)

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Three months ended December 31,
	2011	2010	Change
Segment Revenues (c):
Retail and Alliance Services	$925.5	$872.8	6%
Financial Services	353.6	357.8	-1%
International	441.5	439.5	0%

Subtotal segment revenues	1,720.6	1,670.1	3%
All Other and Corporate	28.3	10.1	180%
Adjustments to reconcile to Adjusted revenue:
Official check and money order revenues (d)	1.6	23.9	NM
Eliminations of intersegment revenues	(16.0)	(16.1)	NM

Adjusted revenue	1,734.5	1,688.0	3%

Adjustments to reconcile to Consolidated revenues (e):
Adjustments for non-wholly-owned entities (f)	35.0	57.5	NM
Official check and money order revenues (d)	(1.6)	(23.9)	NM
ISO commission expense (g)	111.5	86.9	NM
Reimbursable debit network fees, postage and other	808.4	922.0	-12%

Consolidated revenues	$2,687.8	$2,730.5	-2%

Segment EBITDA (h):
Retail and Alliance Services	$415.7	$372.5	12%
Financial Services	158.4	141.0	12%
International	131.5	96.4	36%

Subtotal segment EBITDA	705.6	609.9	16%
All Other and Corporate	(50.5)	(46.1)	10%

Adjusted EBITDA	655.1	563.8	16%

Adjustments to reconcile to Net loss attributable to First Data Corporation (e):
Adjustments for non-wholly-owned entities (f)	10.4	8.0	NM
Depreciation and amortization	(309.7)	(361.0)	-14%
Interest expense	(461.8)	(441.0)	5%
Interest income	2.5	2.3	9%
Other items (i)	44.4	(11.4)	NM
Income tax benefit	15.1	115.6	-87%
Stock based compensation	(4.2)	(6.8)	NM
Official check and money order EBITDA (d)	(4.0)	(27.0)	NM
Costs of alliance conversions (j)	(8.4)	(6.1)	NM
KKR related items (l)	(9.0)	(7.5)	NM
Debt issuance costs (m)	0.3	(8.1)	NM

Net loss attributable to First Data Corporation	$(69.3)	$(179.2)	-61%

Segment depreciation and amortization (a):
Retail and Alliance Services	$140.6	$170.6	-18%
Financial Services	89.1	98.1	-9%
International	57.6	75.5	-24%

Subtotal segment depreciation and amortization	287.3	344.2	-17%
All Other and Corporate	12.5	9.2	36%

	299.8	353.4	-15%

Adjustments to reconcile to consolidated depreciation and amortization:
Adjustments for non-wholly-owned entities (f)	28.8	26.0	NM
Amortization of initial payments for new contracts	11.3	10.1	12%

Total consolidated depreciation and amortization	$339.9	$389.5	-13%

(See accompanying notes)

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Twelve months ended December 31,
	2011	2010	Change
Segment Revenues (c):
Retail and Alliance Services	$3,382.0	$3,314.8	2%
Financial Services	1,379.5	1,409.0	-2%
International	1,761.3	1,620.8	9%

Subtotal segment revenues	6,522.8	6,344.6	3%
All Other and Corporate	141.2	150.7	-6%
Adjustments to reconcile to Adjusted revenue:
Official check and money order revenues (d)	(9.9)	8.0	NM
Eliminations of intersegment revenues	(65.1)	(62.4)	NM

Adjusted revenue	6,589.0	6,440.9	2%

Adjustments to reconcile to Consolidated revenues (e):
Adjustments for non-wholly-owned entities (f)	179.7	224.1	NM
Official check and money order revenues (d)	9.9	(8.0)	NM
ISO commission expense (g)	403.5	333.8	NM
Reimbursable debit network fees, postage and other	3,531.5	3,389.6	4%

Consolidated revenues	$10,713.6	$10,380.4	3%

Segment EBITDA (h):
Retail and Alliance Services	$1,407.5	$1,322.3	6%
Financial Services	593.5	553.0	7%
International	454.3	329.8	38%

Subtotal segment EBITDA	2,455.3	2,205.1	11%
All Other and Corporate	(206.8)	(178.1)	16%

Adjusted EBITDA	2,248.5	2,027.0	11%

Adjustments to reconcile to Net loss attributable to First Data Corporation (e):
Divested businesses	—	1.1	NM
Adjustments for non-wholly-owned entities (f)	59.5	34.3	NM
Depreciation and amortization	(1,245.0)	(1,414.4)	-12%
Interest expense	(1,833.1)	(1,796.6)	2%
Interest income	7.9	7.8	1%
Other items (i)	62.4	(97.4)	NM
Income tax benefit	270.1	323.8	-17%
Stock based compensation	(16.9)	(16.1)	5%
Official check and money order EBITDA (d)	(0.5)	(21.2)	NM
Costs of alliance conversions (j)	(28.4)	(25.7)	NM
Stock plan modification expenses (k)	—	(7.8)	NM
KKR related items (l)	(37.4)	(28.5)	NM
Debt issuance costs (m)	(3.2)	(8.1)	NM

Net loss attributable to First Data Corporation	$(516.1)	$(1,021.8)	-49%

Segment depreciation and amortization (a):
Retail and Alliance Services	$571.1	$676.2	-16%
Financial Services	347.7	362.9	-4%
International	222.7	289.9	-23%

Subtotal segment depreciation and amortization	1,141.5	1,329.0	-14%
All Other and Corporate	45.1	51.2	-12%

	1,186.6	1,380.2	-14%

Adjustments to reconcile to consolidated depreciation and amortization:
Adjustments for non-wholly-owned entities (f)	115.1	107.2	NM
Amortization of initial payments for new contracts	42.5	38.6	10%

Total consolidated depreciation and amortization	$1,344.2	$1,526.0	-12%

(See accompanying notes)

FIRST DATA CORPORATION

NOTES TO FINANCIAL SCHEDULES

(Unaudited)

(a)	Includes amortization of initial payments for new contracts (presented in “Summary Segment Data”), which is recorded as a contra-revenue within “Transaction and processing service fees” and amortization related to equity method investments, which is netted within the “Equity earnings in affiliates” line of $18.9 million and $56.7 million for the three and twelve months ended December 31, 2011, respectively, and $18.4 million and $73.0 million for the three and twelve months ended December 31, 2010, respectively. Amortization related to equity method investments includes an $11.0 million reduction for the twelve months ended December 31, 2011 as a result of the third quarter 2011 correction of cumulative amortization errors related to purchase accounting associated with the Company’s 2007 merger with an affiliate of KKR.
(b)	Other income (expense) includes investment gains and (losses), derivative financial instruments gains and (losses), divestitures, net, and non-operating foreign currency gains and (losses) as applicable to the periods presented.
(c)	Segment revenue is adjusted to exclude reimbursable debit network fees, postage and other. Retail and Alliance Services segment revenue is further adjusted to present results on a proportionate consolidation basis and to reflect the Independent Sales Organization commissions classified as expense on a contra-revenue basis.
(d)	Represents an adjustment to exclude the official check and money order businesses from revenue and EBITDA due to the Company’s wind down of these businesses.
(e)	Reconciles “Adjusted revenue” to “Consolidated revenues” or “Adjusted EBITDA” to “Net loss attributable to First Data Corporation” as reported on the Consolidated Statements of Operations.
(f)	Net adjustment to reflect First Data’s proportionate share of alliance revenue and EBITDA within the Retail and Alliance Services segment and amortization related to equity method investments not included in segment EBITDA.
(g)	Independent Sales Organization commissions are presented as contra-revenue for Retail and Alliance Services segment revenue reporting purposes while certain of such commissions are reflected as expense in the Consolidated Statements of Operations.
(h)	Segment EBITDA represents earnings before net interest expense, income taxes, depreciation and amortization. Retail and Alliance Services segment EBITDA is presented on a proportionate consolidation basis. Segment EBITDA excludes the adjustments to reconcile to “Net loss attributable to First Data Corporation.”
(i)	Includes restructuring, litigation and regulatory settlements, divestitures and impairments as applicable to the periods presented and “Other income (expense)” as presented in the Consolidated Statements of Operations.
(j)	Costs of alliance conversions primarily represent costs directly associated with the termination of the Chase Paymentech alliance and expenses related to the conversion of certain Banc of America Merchant Services alliance merchant clients onto First Data platforms for the three and twelve months ended December 31, 2010. Effective October 1, 2011, First Data and Bank of America N.A. (“the Bank”) jointly decided to have First Data operate the Bank’s legacy settlement platform. Costs associated with the revised strategy are also included in this line item.
(k)	Represents bonuses paid to stock plan participants in conjunction with modifications to the plan.
(l)	Represents KKR annual sponsorship fees for management, consulting, financial and other advisory services.
(m)	Debt issuance costs represent costs associated with issuing debt and modifying the Company’s debt structure.

FIRST DATA CORPORATION

SELECTED CONSOLIDATED BALANCE SHEET AND CASH FLOW AND OTHER DATA

(in millions)

SELECTED CONSOLIDATED BALANCE SHEET DATA

	December 31, 2011	December 31, 2010
	(Unaudited)
Cash and cash equivalents	$485.7	$509.5
Current settlement assets	10,658.3	6,694.0
Long-term settlement assets	181.0	365.1
Total assets	40,276.3	37,544.1

Short-term and current portion of long-term borrowings	133.4	270.5
Settlement obligations	10,837.8	7,058.9
Long-term borrowings	22,521.7	22,438.8
Total liabilities	36,800.9	33,456.1

Total First Data Corporation stockholder’s equity	96.6	594.3
Noncontrolling interests	3,311.4	3,465.6
Total equity	3,408.0	4,059.9

SELECTED CONSOLIDATED CASH FLOW DATA

	Three months ended December 31, 2011	Three months ended December 31, 2010	Year ended December 31, 2011	Year ended December 31, 2010
	(Unaudited)	(Unaudited)	(Unaudited)
Source/(Use) of cash
Net cash provided by operating activities	$576.7	$227.2	$1,115.6	$754.7
Net cash used in investing activities	(266.8)	(88.9)	(558.6)	(329.2)
Net cash used in financing activities	(226.7)	(63.3)	(564.5)	(653.3)

Supplemental cash flow data
Cash interest payments on long-term debt (a)	188	284	1,437	1,480

ESTIMATED CASH INTEREST PAYMENTS ON LONG-TERM DEBT FOR 2012 and 2013 (a) (b)

Estimated cash interest payments on Long-term Debt (c)
(Unaudited)
Three months ended
March 31, 2012	$715
June 30, 2012	175
September 30, 2012	720
December 31, 2012	125

$1,735

Year ended December 31, 2013	$1,600

(a)	For purposes of this schedule, long-term debt excludes interest on capital leases.
(b)	This schedule includes estimates regarding First Data Corporation’s business which are not historical facts but are “forward-looking statements.” Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: (i) changes in interest rates associated with the Company’s variable rate debt that are materially different than the current LIBOR forward rates; (ii) changes in foreign currency exchange rates related to the Company’s euro denominated debt; and (iii) the impact of further debt modifications or issuance of new debt.
(c)	The Company has an option to pay certain portions of its interest obligations “in kind” as an increase in principal rather than in cash. These amounts represent the amount of cash projected to be paid if the Company opts to pay its entire interest obligation for 2012 and 2013 in cash.

FIRST DATA CORPORATION

FINANCIAL COVENANT CALCULATION

(Unaudited)

As of December 31, 2011, the Company is in compliance with all applicable covenants, including its sole financial covenant with Consolidated Senior Secured Debt of $12,084.0 million, Consolidated EBITDA of $2,794.1 million and a Ratio of 4.32 to 1.00.

The calculation of Consolidated EBITDA under the senior secured term loan facility is as follows (in millions):

Last twelve months ended December 31, 2011
Net loss attributable to First Data Corporation	$(516.1)
Interest expense, net (1)	1,825.2
Income tax benefit	(270.1)
Depreciation and amortization (2)	1,344.2

EBITDA (15)	2,383.2

Stock based compensation (3)	16.9
Restructuring, net (4)	46.4
Divestitures, net (5)	(57.4)
Derivative financial instruments (gains) and losses (6)	(58.2)
Official check and money order EBITDA (7)	0.5
Cost of alliance conversions and other technology initiatives (8)	41.3
KKR related items (9)	37.4
Debt issuance costs (10)	3.2
Projected near-term cost savings and revenue enhancements (11)	177.0
Net Income attributable to noncontrolling interests (12)	180.0
Equity entities taxes, depreciation and amortization (13)	15.9
Other (14)	7.9

Consolidated EBITDA (15)	$2,794.1

(1)	Includes interest expense and interest income.
(2)	Includes amortization of initial payments for new contracts which is recorded as a contra-revenue within “Transaction and processing service fees” of $42.5 million and amortization related to equity method investments which is netted within the “Equity earnings in affiliates” line of $56.7 million.
(3)	Stock based compensation recognized as expense.
(4)	Restructuring charges in connection with management’s alignment of the business with strategic objectives.
(5)	Due mostly to a gain recognized upon disposition of a business in connection with the formation of an alliance.
(6)	Represents fair market value adjustments for cross currency swaps and interest rate swaps that are not designated as accounting hedges.
(7)	Represents an adjustment to exclude the official check and money order businesses from EBITDA due to FDC’s wind down of these businesses.
(8)	Represents costs directly associated with the termination of the Chase Paymentech alliance and expenses related to the conversion of certain Banc of America Merchant Services alliance merchant clients onto First Data platforms, all of which are considered business optimization projects, and other technology initiatives. Effective October 1, 2011, First Data and Bank of America N.A. (“the Bank”) jointly decided to have First Data operate the Bank’s legacy settlement platform. Costs associated with the revised strategy are also included in this line item.
(9)	Represents KKR annual sponsorship fees for management, consulting, financial and other advisory services.
(10)	Debt issuance costs represent non-capitalized costs associated with issuing debt and modifying FDC’s debt structure.
(11)	Reflects cost savings and revenue enhancements projected to be achieved within twelve months on an annualized basis. Includes cost savings initiatives associated with the business optimization projects and other technology initiatives described in Note 8, the BAMS alliance, operations and technology initiatives, headcount reductions and other addressable spend reductions.
(12)	Net income attributable to noncontrolling interests in restricted subsidiaries.
(13)	Represents FDC’s proportional share of income taxes, depreciation and amortization on equity method investments.
(14)	Includes items such as non operating foreign currency gains and losses, litigation and regulatory settlements, impairments and other as applicable to the period presented.

(15)	EBITDA is defined as net income (loss) attributable to First Data Corporation before net interest expense, income taxes, depreciation and amortization. EBITDA is not a recognized term under U.S. generally accepted accounting principles (“GAAP”) and does not purport to be an alternative to net income (loss) attributable to First Data Corporation as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of FDC’s results as reported under GAAP. Management believes EBITDA is helpful in highlighting trends because EBITDA excludes the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Consolidated EBITDA (or debt covenant EBITDA) is defined as EBITDA adjusted to exclude certain non-cash items, non-recurring items that FDC does not expect to continue at the same level in the future and certain items management believes will impact future operating results and adjusted to include near-term cost savings projected to be achieved within twelve months on an annualized basis (see Note 8 above). Consolidated EBITDA is further adjusted to add net income attributable to noncontrolling interests of certain non-wholly-owned subsidiaries and exclude other miscellaneous adjustments that are used in calculating covenant compliance under the agreements governing FDC’s senior unsecured debt and/or senior secured credit facilities. The Company believes that the inclusion of supplementary adjustments to EBITDA are appropriate to provide additional information to investors about items that will impact the calculation of EBITDA that is used to determine covenant compliance under the agreements governing FDC’s senior unsecured debt and/or senior secured credit facilities. Since not all companies use identical calculations, this presentation of Consolidated EBITDA may not be comparable to other similarly titled measures of other companies.

FIRST DATA CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

(in millions)

Management believes the following non-GAAP measures provide meaningful supplemental information to assist investors in understanding our financial results and to better analyze trends in our underlying business as well as evaluate our ability to service our debt. Management uses these measures to evaluate our operating performance and our segments. Management believes these non-GAAP measurements are useful in highlighting trends because they exclude the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Additionally, we believe the inclusion of supplementary adjustments applied in presenting Adjusted EBITDA, described below, are appropriate to provide additional information to investors about certain material non-cash items and about non-recurring items that we do not expect to continue at the same level in the future. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Since management finds these measures useful, we believe that our investors will benefit from seeing the Company’s results through the eyes of management in addition to seeing our GAAP results.

Adjusted revenue represents the sum of Segment revenue (as defined in Note (c) to the Financial Schedules) and All Other and Corporate revenue as adjusted to exclude revenue related to the official check and money order businesses due to the wind down of these businesses and to reflect elimination of intersegment revenues. Adjusted EBITDA represents the sum of Segment EBITDA (as defined in Note (h) to the Financial Schedules) and All Other and Corporate EBITDA. Adjusted revenue and Adjusted EBITDA are reconciled to the most directly comparable GAAP financial measures on the Summary Segment Data schedules. Non-GAAP measures for the International segment adjust for the change in foreign currency exchange rates. Management believes that these non-GAAP measures provide insight into the Company’s core performance.

These non-GAAP financial measures should not be considered in isolation or as a substitute for the most comparable GAAP financial measures. The non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measures, provide a more complete understanding of our business. Investors are strongly encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measures to the most directly comparable GAAP financial measures is included below.

	Three months ended December 31,			Twelve months ended December 31,
	2011	2010	Change	2011	2010	Change
International
Segment revenue	$441.5	$439.5	0%	$1,761.3	$1,620.8	9%
Foreign exchange impact (1)	6.5	—		(68.4)	—

Segment revenue on a constant currency basis	$448.0	$439.5	2%	$1,692.9	$1,620.8	4%

	Three months ended December 31,
	2011	2010	Change
International
Segment revenue - merchant acquiring	$197.8	$197.1	0%
Foreign exchange impact (1)	5.0	—

Segment revenue - merchant acquiring on a constant currency basis	$202.8	$197.1	3%

	Three months ended December 31,
	2011	2010	Change
International
Segment revenue - card issuing	$243.7	$242.4	1%
Foreign exchange impact (1)	1.5	—

Segment revenue - card issuing on a constant currency basis	$245.2	$242.4	1%

(1)	Foreign exchange impact represents the difference between actual 2011 revenue and 2011 revenue calculated using 2010 exchange rates.